SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 25, 2018

PAR Technology Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-09720	16-1434688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PAR Technology Park, 8383 Seneca Turnpike, New Hartford, New York 13413-4991
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (315) 738-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       On January 25, 2018, the Board of Directors of PAR Technology Corporation (the “Company”) approved a grant of 3,919 shares of restricted stock to Dr. Donald H. Foley, the Company’s Chief Executive Officer and President. The grant date is January 31, 2018. The grant was made in connection with Dr. Foley’s offer letter previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on April 13, 2017. The shares of restricted stock reflect the balance of shares of restricted stock to be granted to Dr. Foley through the term of his offer letter, ending April 11, 2018. The shares of restricted stock will vest ratably over the balance of Dr. Foley’s one-year term as follows: (i) 1,202 shares on January 31, 2018; (ii) 1,086 shares on February 28, 2018; (iii) 1,202 shares on March 31, 2018; and (iv) 429 shares on April 11, 2018.

The restricted stock award agreement of Dr. Foley will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2018 to be filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR TECHNOLOGY CORPORATION
(Registrant)

Date: January 30, 2018	/s/ Bryan A. Menar
Bryan A. Menar
Chief Financial Officer
(Principal Financial and Accounting Officer)